Exhibit (21)

Target Corporation
(A Minnesota Corporation)

List of Subsidiaries
(As of March 22, 2004)

AMC Guatemala Sociedad Anonima (Guatemala)
AMC Honduras, S.A. (Honduras)
AMC Nicaragua (Nicaragua)
AMC(S) Pte., Ltd. (Singapore)
Amcrest Corporation (NY)
Amcrest France Sarl (Paris, France)
The Associated Merchandising Corporation (NY)
Associated Merchandising Corporation GmBH (Frankfurt, Germany)
Boulder Bridge I Development Corporation (MN)
Boulder Bridge II Development Corporation (MN)
Boulder Bridge III Development Corporation (CA)
Dayton Credit Company (MN)
Dayton Development Company (MN)
Dayton's Commercial Interiors, Inc. (MN)
Dayton's Iron Horse Liquors, Inc. (MN)
Eighth Street Development Company (MN)
HighBridge Company (MN)
HighBridge Music Company (MN)
Marshall Field's Chicago, Inc. (DE)
Mayfair Wine & Liquor Shop, Inc. (WI)
Mervyn's (CA)
Mervyn's Brands, Inc. (MN)
Mervyn's, Inc. (DE)
Retail Properties, Inc. (DE)
Retailers National Bank, N.A.
Rooftop, Inc. (MN)
STL of Nebraska, Inc. (MN)
Strata Merchandising, Ltd. (London, England)
SuperTarget Liquor of Colorado, Inc. (MN)
SuperTarget Liquor of Missouri, Inc. (MN)
SuperTarget Liquor of Texas, Inc. (TX)
Target Brands, Inc. (MN)
Target Capital Corporation (MN)
Target Connect, Inc. (MN)
Target Customs Brokers, Inc. (MN)
Target Foundation (a MN not-for-profit organization)
Target Global Trade, Inc. (MN)
Target Insurance Agency, Inc. (MN)
Target Receivables Corporation (MN)
Target Services, Inc. (MN)
Target Stores, Inc. (MN)
Westbury Holding Company (MN)